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                                                                     Exhibit 5.3



                      [Letterhead of Debevoise & Plimpton]



                                                July 17, 2000



RSL Communications PLC
RSL Communications, Ltd.
RSL COM U.S.A., Inc.
c/o 810 Seventh Avenue, 39th Floor
New York, New York

                       Registration Statement on Form S-4

Ladies and Gentlemen:



      We have acted as special counsel to RSL Communications PLC, a company organized under the laws of Wales and Great Britain ("RSL PLC"), RSL Communications, Ltd, a company organized under the laws of Bermuda ("RSL COM" and RSL COM U.S.A., Inc., a Delaware corporation ("RSL USA," and together with RSL PLC and RSL COM, the "Companies"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (as amended, the "Registration Statement") relating to the proposed exchange of up to $100,000,000 aggregate principal amount of its 12-7/8% Senior Dollar Notes due 2010 (the "New Dollar Notes") and up to (Euro)100,000,000 aggregate principal amount of its 12-7/8% Senior Euro Notes due 2010 (the "New Euro Notes" and together with the New Dollar Notes, the "New Notes"), respectively, for $100,000,000 aggregate principal amount of its outstanding 12-7/8% Senior Dollar Notes due 2010 (the "Existing Dollar Notes") and
(Euro)100,000,000 aggregate principal amount of its outstanding 12-7/8% Senior Euro Notes due 2010 (the "Existing Euro Notes" and together with the Existing Dollar Notes, the "Existing Notes"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Dollar Note Indenture (the "Dollar Note Indenture"), dated as of February 22, 2000, as amended, by the Companies to the Chase Manhattan Bank, as trustee and the Euro Note Indenture (the "Euro Note Indenture" and together with the Dollar Note Indenture, the "Indentures") dated as of February 22, 2000, as amended, by the Companies to the Chase Manhattan Bank, as trustee.

RSL Communications, Ltd.
July 17, 2000

      In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

      We are of the opinion that, when the Registration Statement has become effective under the Act and the New Notes, when duly executed and delivered, shall have been issued and exchanged for the Existing Notes in the manner described in the Registration Statement and in accordance with the Indentures, the New Notes will be validly issued and will be valid and legally binding obligations of the Companies, enforceable against the Companies in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in an action at law or in equity).

      We express no opinion as to the effect of any Federal or state laws regarding fraudulent transfers or conveyances. As to as to matters governed by the laws of England and Wales or the laws of Bermuda, we have relied on the legal opinions delivered to the Companies by each of Field Fisher Waterhouse and Conyers Dill & Pearman, the counsels to the Companies in the United Kingdom and Bermuda, respectively, each dated of even date herewith.

      We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York and the corporate laws of the State of Delaware.

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      We consent to the filing of this opinion as an exhibit to the Registration
Statement and to the use of our name under the headings "Legal Matters" in the prospectus set forth therein. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.



                                               Very truly yours,

                                               /s/ Debevoise & Plimpton



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